EXHIBIT 23.3


     Consent of Perry-Smith & Co. LLP as accountants for Placer Sierra Bank



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the use in this Registration Statement on Form S-8 for California Community Bancshares, Inc., our report dated February 20, 1998, relating to the consolidated financial statements of Placer Savings Bank and subsidiary for the years ended December 31, 1997 and 1996, and to the reference to our Firm under the caption "Experts" in the Registration Statement.


                                             Perry-Smith & Co., LLP

Sacramento, California

January 5, 2000


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